                                                                    EXHIBIT 23.1


              Consent of Independent Certified Public Accountants


         As independent certified public accountants, we hereby consent to the incorporation of our report dated January 29, 2002 (except with respect to the matters discussed in Note 19, as to which the date is April 5, 2002) included in this Form 8-K/A, into Kaneb Pipe Line Operating Partnership, L.P.'s previously filed Form S-3 (No. 333-71638).


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
May 8, 2002.